Exhibit 10.18

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made as of this 14th day of May 2010, to that certain Employment Agreement, effective as of April 22, 2010 (the “Employment Agreement”), by and between KaChing KaChing, Inc., a Delaware corporation (the “Company”), and Robert J. McNulty (hereinafter, “Executive,” and collectively with the Company, the “Parties”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the Employment Agreement, the Company’s Board of Directors (“Board”) authorized the grant of options to purchase shares of the Company’s common stock to Executive for services rendered thereunder;

WHEREAS, pursuant to Section 3.3 of the Employment Agreement, the Company inadvertently and erroneously provided for the grant of a restricted stock award to Executive instead of the grant of an option award as intended by the Board; and

WHEREAS, the Parties wish to amend Section 3.3 of the Employment Agreement to properly document the Company’s grant of options to Executive.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

1. Compensation.  Section 3.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“3.3.           In addition to, and not in lieu of, the foregoing, and in consideration of Executive entering into this Agreement, the Company shall grant to Executive an option to purchase 700,000 shares of the Company’s common stock at an exercise price of $0.30 per share (the “Option”), in accordance with and subject to the terms and conditions of the Company’s 2009 Equity Incentive Plan. The Option shall be fully vested and exercisable as of the Effective Date, and will expire five (5) years after the date of grant.

2. No Further Changes.   All other provisions of the Employment Agreement shall remain in full force and effect after the execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

	KACHING KACHING, INC.		EXECUTIVE

By:	/s/ Mark V. Noffke	By:	/s/ Robert J. McNulty
	Mark V. Noffke		Robert J. McNulty
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